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                                                                    Exhibit 4.21

                          FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 30, 2005, among, Fastlane Merger LLC, a Delaware limited liability company ("Fastlane"), Murray's Inc., a Delaware corporation ("Murray's"), MDAS, Inc., a Delaware corporation ("MDAS"), Murray's Discount Auto Stores, Inc., a Michigan corporation ("Murray's Stores," together with Fastlane, Murray's, and MDAS, the "New Guarantors" and each a "New Guarantor"), CSK Auto, Inc., an Arizona corporation (the "Company"), CSK Auto Corporation, a Delaware corporation and the parent of the Company (the "Issuer"), CSKAUTO.COM, Inc., and The Bank of New York Trust Company, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH:

          WHEREAS the Company, the Issuer and the existing Subsidiary Guarantor have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the "Indenture") dated as of July 29, 2005, providing for the issuance of the Company's 3 3/8% Senior Exchangeable Notes due 2025 (the "Notes), initially in the aggregate principal amount of $110,000,000 (or up to $125,000,000 if the Initial Purchasers exercise their over-allotment option set forth in the Purchase Agreement in full), and Additional Notes as provided in the Indenture;

          WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Company's obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and

          WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee, the Company, the Issuer and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Company, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

          1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with the Issuer and all existing Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 15 of the Indenture and to be bound by all other applicable

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provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

          3. Notices. All notices or other communications to each New Guarantor shall be given as provided in Section 16.03 of the Indenture.

          4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

          5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          7. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          8. Effect of Headings. The titles and headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                        FASTLANE MERGER LLC

                                        By:  CSK Auto, Inc., its Sole Member


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        MURRAY'S INC.


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        MDAS, INC.


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        MURRAY'S DISCOUNT AUTO STORES, INC.


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        CSK AUTO, INC.


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


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                                        CSK AUTO CORPORATION


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        CSKAUTO.COM, INC.


                                        By: /s/ RANDI VAL MORRISON
                                            ------------------------------------
                                        Name: Randi Val Morrison
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ MELONEE YOUNG
                                            ------------------------------------
                                        Name: Melonee Young
                                        Title: Vice President


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